                                                                    Exhibit 10.9
                                                                    ------------

                     FIRST AMENDMENT TO SUBLEASE AGREEMENT

     This First Amendment to Sublease Agreement ("Amendment") is dated as of September 1, 1999 (the "Effective Date") by and between Applied Materials, Inc., a Delaware Corporation, ("Sublessor") and enCommerce, Inc., a California corporation ("Sublessee").

                                   Recitals

A. Sublessor and Sublessee entered into that certain Sublease Agreement dated May 14, 1999 (the "Sublease") pursuant to which Sublessee shall have the right to occupy premises (the "Subleased Premises") consisting of approximately forty thousand one hundred fifty-three (40,153 ) square feet in the building commonly known as 2901 Patrick Henry Drive (formerly known as 4600 Old Ironsides Drive), Santa Clara, California, as more particularly shown on EXHIBIT B to the
                                                       ---------
Sublease.

B. Pursuant to the terms of the Sublease, Sublessor is required to perform certain improvement work to prepare the Subleased Premises for occupancy by Sublessee. Sublessor and Sublessee desire to amend the Sublease (a) to eliminate a portion of the improvement work to be performed by Sublessor, (b) to provide that Sublessee shall perform the portion of the improvement work that was to have been performed by Sublessor but which is being eliminated pursuant to this Amendment, and (c) to provide for a one-time payment from Sublessor to Sublessee to compensate Sublessee for the performance of such improvement work.

     Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee agree as follows:

     1. Section 7.2 of the Sublease is hereby deleted in its entirety and the following is substituted therefor:

          "7.2 Sublessor's Improvements. Sublessor shall deliver the Subleased Premises broom-clean and free of debris but otherwise "as-is," in its current condition. Sublessor shall, at its sole cost and expense, (a) install a demising wall to separate the Subleased Premises from the remainder of the Building, (b) install a demising wall in the existing lobby in order to provide the Subleased Premises with its own lobby area, and (c) install a card reader or other access system on the Building's common break room to provide joint use (collectively, "Sublessor's Improvements"). Sublessor's Improvements shall be completed on or before July 1, 1999; provided, however, that the lobby area improvements shall be functional but may not be finished by that date. All such improvements shall be substantially completed in a good and workmanlike condition and in compliance with applicable building codes and governmental regulations. Upon substantial completion of Sublessor's Improvements, Sublessor and Sublessee shall conduct a walk-through inspection of the Subleased Premises and shall develop a punch list of all items that are not complete or which require correction. Punch list items shall not delay the commencement of the term of this Sublease. Sublessor shall complete the punch list items within thirty (30) days after Sublessor receives the punch list, or if any punch list items are such that they cannot reasonably be completed within the thirty (30)-day period, Sublessor shall have commenced to complete such items and shall proceed with reasonable diligence thereafter to complete such punch list items."

     2.   The following is hereby added to the Sublease as section 7.3:

          "7.3 Sublessee shall, at its sole cost and expense (but subject to the obligation of Sublessor to pay the Sublessee's Improvements Allowance described below) restore the existing clean room within the Subleased Premises to the configuration set forth in the design plan attached hereto as Exhibit A or as mutually agreed to in writing by the parties ("Sublessee's Improvements"). Sublessee shall obtain all permits required to perform Sublessee's Improvements prior to commencement of such work, and shall perform such work in a good and workmanlike manner in accordance with all applicable laws, ordinances and regulations. Sublessee shall notify Sublessor in writing at least ten (10) days prior to the commencement of Sublessee's Improvements work to allow Sublessor and Master Landlord to post and record notices of non-responsibility. Upon completion of Sublessee's Improvements and receipt of unconditional lien releases from all parties involved in the performance of Sublessee's Improvements work, Sublessor shall pay Sublessee Fifty-Six Thousand Dollars ($56,000) (the "Sublessee's Improvements Allowance") as Sublessor's sole contribution to the cost of Sublessee's Improvements work.


     3. In the event that the terms of this Amendment conflict with the terms of the Sublease, the terms of this Amendment shall control. Except as amended hereby, the Sublease shall remain in full force and effect and is hereby ratified by Sublessor and Sublessee.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment as of the Effective Date.

SUBLESSOR                                         SUBLESSEE
---------                                         ---------

Applied Materials, Inc., a                        enCommerce, Inc., a
Delaware corporation                              California corporation

By:  /s/ [signature illegible]                    By: /s/Thomas L. Cronan III
   ---------------------------------                 ---------------------------
Its: /s/ Managing Director                        Its:  Vice President
    --------------------------------                  --------------------------
     Global Real Estate & Facilities
                                                   By:
                                                      --------------------------
                                                   Its:
                                                       -------------------------

                                   Exhibit A
                                   ---------

              Design Plan for Restoration of Existing Clean Room

               [to be attached by enCommerce prior to execution]


                                   Exhibit B
                                   ---------

                                 [Floor Plan]

                              SUBLEASE AGREEMENT
                              ------------------

     This Sublease Agreement ("Sublease") is dated as of May 14,1999 (the "Effective Date") by and between Applied Materials, Inc., a Delaware corporation, ("Sublessor") and enCommerce, Inc., a California corporation ("Sublessee").

     1.   PROVISIONS CONSTITUTING SUBLEASE.
          --------------------------------

          1.1 This Sublease is and at all times shall be subject and subordinate to the Lease Agreement (Single Tenant Industrial) dated January 27, 1996 between Melchor Investment Company, as Landlord ("Landlord"), and Sublessor as Tenant (the "Master Lease"). A copy of the Master Lease is attached hereto as EXHIBIT A. Sublessee shall comply with all of the provisions of the Master Lease
---------
and shall perform all the obligations on the part of the Tenant under the Master Lease as they relate to the Subleased Premises (as defined in paragraph 2.1 below). Sublessee shall indemnify and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorney's fees and costs, arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason other than a voluntary termination of the Master Lease by Sublessor without Sublessee's consent, then this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.

          1.2 Except for sections 1, paragraphs 2(c), 2(d), 2(f), 2(h), 2(i), sections 3, 4, 5, 6.1, 8.1, 8.2, 9.1, 9.2, 11, 13.2, 14.1, 14.2, 17.9, 21, 24,
37, 38.10, 39, 40 and 41 of the Master Lease all of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease, and along with all of the provisions of this Sublease shall be the complete terms and conditions of this Sublease. All references in the incorporated provisions of the Master Lease to the "Lease" shall be deemed to refer to this Sublease and all references in the Master Lease to Landlord and Tenant shall be deemed to refer to Sublessor and Sublessee, respectively, except that any reference to "Landlord" in sections 6.5(e), 6.6, 6.7, 7, 8.3, 9.3 (except that references therein to section 9.1 shall be deemed to refer to paragraph 22.1 of this Sublease), 9.5, 9.6, 10.1, 10.2, 10.3, 12.1, 12.2, 17,
30, 32, 34 and 35 of the Master Lease shall be deemed to refer to both Landlord and Sublessor and any reference to "Landlord" in sections 6.5(f), 9.4 (except that references therein to section 9.1 shall be deemed to refer to paragraph
22.1 of this Sublease), 13.1 and 13.2 of the Master Lease shall be deemed to refer to Landlord only.

     2.   PREMISES.
          --------

          2.1 Sublessor leases to Sublessee and Sublessee hires from Sublessor the premises consisting of approximately forty thousand one hundred fifty-three (40,153 ) square feet, as more particularly shown on EXHIBIT B (the "Subleased
                                                     ---------
Premises") in the building commonly known as 2901 Patrick Henry Drive (formerly known as 4600 Old Ironsides Drive), Santa Clara, California ("Building"), together with the non-exclusive right to use the outside common areas and parking at the Project and the non-exclusive right to the use of the Building common break room by Sublessee's employees. The square footage stated includes the demised Subleased Premises and lobby and one-half the area of the common break room. As used herein, the term "Project" shall be deemed to refer to the Building (including the Subleased Premises and the premises occupied by

Sublessor) and all parking and outside facilities and landscaping located at 2901 Patrick Henry Drive, Santa Clara, California.

          2.2 Except for the alterations to be constructed by Sublessor pursuant to paragraph 7.2 below, Sublessee accepts the Subleased Premises, and all improvements included therein, "AS IS," without representation or warranty by Sublessor as to the condition of the Subleased Premises or as to the use or occupancy which may be made thereof. Notwithstanding the foregoing, on the commencement date all Building systems shall be in good working order and the Subleased Premises free of Hazardous Materials. Sublessee acknowledges (a) that it has been advised by Sublessor to satisfy itself with respect to each and every condition of the Subleased Premises and the present and future suitability of the Subleased Premises for Sublessee's intended use, (b) that Sublessee has made such investigations of the Subleased Premises as it deems necessary and assumes all responsibility therefor with respect to the occupancy of the Subleased Premises, and (c) that neither Landlord nor Sublessor, or any of their agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in this Sublease.

          2.3 Prior to the expiration of this Sublease, Sublessee shall remove all of its trade fixtures and other personal property from the Subleased Premises and shall surrender the Subleased Premises to Sublessor in broom clean condition, ordinary wear and tear, acts of God, casualty, condemnation and Hazardous Materials not used, stored, released, or disposed of by Sublessee, its agents, employees or contractors excepted, and free of all Hazardous Materials used, stored, transported, released, or disposed of by Sublessee or its agents, employees, or contractors, and subject to the provisions of paragraph 7.1 below. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor to return the Subleased Premises to the required condition. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Sublessee, or its agents, employees or contractors as between Sublessor and Sublessee, Sublessee shall not be responsible for and hereby is released by Sublessor from any claim, remediation obligation, removal obligation, monitoring cost, investigation obligation liability, cause of action, penalty, attorneys' fee, cost, expense or damage owing or alleged to be owing to any third party with respect to any Hazardous Material present on or about the Subleased Premises, or the soil, groundwater or surface water thereof, without regard to whether the Hazardous Materials were present on the Subleased Premises as of the commencement date of this Sublease or whether the presence of the Hazardous Materials was caused by any person other than Sublessor. Nothing, contained in this paragraph shall be construed as to permit Sublessee to use, store or transport Hazardous Materials on the Subleased Premises. Sublessee's rights with respect to the use of Hazardous Materials on the Subleased Premises are set forth in paragraph 14 below.

     3.   TERM.
          ----

          3.1 The term of this Sublease shall be for a period of approximately twenty-six (26) months, commencing July 1, 1999 and ending September 6, 2001, unless sooner terminated pursuant to any provision hereof; provided, however, that if the improvements to be constructed by Sublessor pursuant to paragraph
7.2 below have not been substantially completed by July 1, 1999, this Sublease shall not be void or voidable, but instead the commencement date shall be delayed until such improvements have been substantially completed as described in paragraph 7.2 (except for punch list items, the completion of which shall not delay the commencement of this

Sublease). If the improvements to be constructed by Sublessor are not completed by July 1, 1999 due to the fault of Sublessee, including any changes requested by Sublessee, the commencement date of this Sublease shall not be delayed.

          3.2 If Sublessee remains in possession of all or any part of the Subleased Premises after September 6, 2001 with the prior written consent of Sublessor, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Sublessee remains in possession of all or any part of the Subleased Premises after September 6, 2001 without the prior written consent of Sublessor, Sublessor shall be entitled, without service of any additional notice to Sublessee, to immediately commence legal proceedings to recover possession of the Subleased Premises. If Sublessee remains in possession after September 6, 2001, either with or without Sublessor's prior written consent, the monthly rent shall be increased to an amount equal to two hundred percent (200%) of the monthly rent payable during the last month of the term, and any other sums due under this Sublease shall be payable in advance in the amount and at the times specified in this Sublease. Such holdover tenancy shall be subject to every other term, condition, and covenant contained herein. If Sublessee fails to surrender the Subleased Premises to Sublessor upon the expiration of the term, Sublessee shall indemnify and hold Sublessor harmless from all loss or liability resulting from Sublessee's failure to surrender including any holdover rent and damages to which Sublessor is subject for failure to surrender the Premises to Landlord pursuant to the terms of the Master Lease.

          3.3 Notwithstanding the provisions of Section 39 of the Master Lease, Sublessee shall have no option to extend the term of this Sublease.

     4.   RENT.
          ----

          4.1 Sublessee shall pay to Sublessor as rent for the Subleased Premises the sum of Forty-Six Thousand One Hundred Seventy-Five and 95/100ths Dollars ($46,175.95) per month ("Base Rent"), in advance, on the first day of each month of the term hereof, subject to increase as provided below. Sublessee shall pay Sublessor upon the execution hereof the sum of Forty-Six Thousand One Hundred Seventy-Five and 95/100ths Dollars ($46,175.95) as Base Rent for the first full month of the term. Base Rent for any period during the term hereof which is for less than one month shall be prorated based on the actual number of days in such month. If the term commences on a date other than the first day of a month, Sublessee shall pay the prorated Base Rent for such month on the first day of the term hereof, and the payment provided for in the first sentence of this paragraph shall be applied to the first full month of the term. On the first anniversary of the commencement date the monthly Base Rent payable by Sublessee hereunder shall be increased to Forty-Eight Thousand One Hundred Eighty-Three and 60/100ths Dollars ($48,183.60), and on the second anniversary of the commencement date the monthly Base Rent payable by Sublessee hereunder shall be increased to Fifty Thousand One Hundred Ninety-One and 25/100ths Dollars ($50,191.25). The term Rent shall mean Base Rent plus any additional rent provided for herein. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing

          4.2 It is understood and agreed that the Base Rent paid by Sublessee pursuant to paragraph 4.1 represents Base Rent only and does not include any of the expenses to be paid by Sublessor as Tenant under the Master Lease, either directly or indirectly, to Landlord. Sublessee shall be responsible for its pro rata share of all such expenses as additional rent and shall pay such expenses to Sublessor by the date that Sublessor is required to pay same to Landlord under the Master Lease. In addition, Sublessee shall be responsible for its pro rata share of all expenses incurred by Sublessor in connection with the performance of any of its obligations under the Master Lease except for such expenses related exclusively to Sublessor's premises. Such expenses include, without limitation, insurance carried by Sublessor pursuant to the Master Lease, real property taxes for the Project and maintenance of any Project facilities used in common by Sublessor or any other tenant of the Project and Sublessee. Sublessee shall also be responsible for its pro rata share of charges for the cost of operation and maintenance of the common break room and water service provided to the Project. For purposes of this Sublease, Sublessee's pro rata share of the foregoing expenses is forty-eight and 8/10ths percent (48.8%). Sublessee acknowledges that electricity and gas charges for the Project are set forth on a single invoice but Sublessee's usage is separately metered, and that Sublessor shall determine Sublessee's share of such costs by reading Sublessee's meter. Sublessee shall also reimburse Sublessor, as additional rent, all expenses incurred by Sublessor in connection with the operation and maintenance of the HVAC system serving the Subleased Premises. Sublessee shall pay all such charges on a monthly basis as billed by Sublessor, as additional rent.

          4.3 Sublessee acknowledges that late payment by Sublessee to Sublessor of Rent and other charges provided for under this Sublease will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Sublessee is not received by Sublessor within five (5) days after the day on which such payment was due, Sublessee shall pay to Sublessor an additional sum equal to six percent (6%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of the late payment by Sublessee.

Initials:

/s/ [signature illegible]                 /s/ [signature illegible]
--------------------------                --------------------------
Sublessor                                 Sublessee


     5.   SECURITY DEPOSIT.  Upon execution of this Sublease, Sublessee shall
          ----------------
provide Sublessor an irrevocable letter of credit, in the form of EXHIBIT C and
                                                                  ---------
otherwise approved by Sublessor, in the amount of Two Hundred Seventy-Seven Thousand Fifty-Five and 70/100ths Dollars ($277,055.70), issued by a bank approved by Sublessor, and with an expiry date of no earlier than August 1, 2000. The letter of credit shall be replaced no less than fifteen (15) days prior to its expiry date, and if not timely replaced, Sublessor shall have the right to draw upon the letter of credit in the face amount. If no monetary default by Sublessee occurs prior to July 1, 2000, Sublessee may substitute a letter of credit, satisfying the same conditions, in the amount of One Hundred Ninety-Two Thousand Seven Hundred Thirty-Four and 40/100ths Dollars ($192,734.40) with an expiry date no earlier than August 1, 2001. If no monetary default by Sublessee occurs prior to July 1, 2001, Sublessee may substitute a letter of credit, satisfying the same conditions, in the amount of One Hundred Thousand Three Hundred Eighty-Two and 50/100ths Dollars ($100,382.50) and with an expiry date no earlier than September 30, 2001. Upon delivery of the replacement letter of credit, the previous letter of credit shall be returned. The letter of credit shall provide for partial draws and shall require only a written statement from Sublessor that it is being drawn upon in connection with this Sublease. The letter of credit or any proceeds realized by draw thereon shall be security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may draw upon the letter of credit, at Sublessor's election, in the amount of such default, and if Sublessee fails to accept delivery of the Premises or fails to commence to pay Rent on the Commencement Date for the Premises or fails to timely replace an expiring letter of credit, Sublessor may draw upon the letter of credit to the full extent thereof. Sublessor shall hold any amount realized by draw upon the letter of credit as a security deposit (the "deposit"). Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said letter of credit, or if it has been drawn upon, such deposit or so much thereof as had not theretofore been applied by Sublessor, shall be returned without payment of interest for its use, to Sublessee (or, at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) within ten (10) days after the expiration of the term hereof or ten
(10) days after the date Sublessee has vacated the Premises, whichever is later.

     6.   USE.  The Subleased Premises shall be used and occupied only for
          ----
purposes permitted under applicable laws and for no other purpose without the prior written consent of Landlord and Sublessor. Sublessee shall not use or permit the use of the Subleased Premises in a manner that creates waste or a nuisance, or that disturbs owners or occupants of neighboring properties. Sublessee shall use the Subleased Premises only in conformance with applicable governmental laws, regulations, ordinances and orders. Sublessee shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week.

     7.   ALTERATIONS.
          -----------

          7.1  Sublessee's Alterations.  Notwithstanding the provisions of
               -----------------------
Section 14.1 of the Master Lease, Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Sublessor and Landlord. Sublessee shall pay all costs charged by Landlord, and actual costs incurred by Sublessor not to exceed five hundred dollars ($500), in connection with the review and approval of any Sublessee-proposed alterations, additions or improvements. Upon obtaining Sublessor's and Landlord's consent to the initial alterations desired by Sublessee, and the surrender of possession by the current tenant, Sublessee shall be permitted to enter onto the Subleased Premises to perform such alterations and to install Sublessee's trade fixtures and equipment. Such early occupancy shall be subject to all of the terms and conditions set forth herein; provided, however, that Sublessee shall have no obligation to pay any Rent prior to the commencement date. Sublessee shall not interfere with Sublessor's Improvements work (described in paragraph 7.2) during the early occupancy period. Any alterations, additions or improvements approved by Sublessor and Landlord shall be made in accordance with the terms of the Master Lease. At the expiration or sooner termination of this Sublease, all alterations, additions or improvements installed in or made to the Subleased Premises by Sublessee shall be removed from the Subleased Premises unless Landlord or Sublessor notifies Sublessee in writing at the time that consent to such alterations, additions or improvements is granted that such alterations, additions or improvements are to remain in the Subleased Premises. If Sublessor or Landlord does not notify Sublessee that the alterations, additions or improvements are to remain in the Subleased Premises, such alterations, additions or improvements shall be removed, and any damage caused by such removal shall be repaired, at Sublessee's sole cost and expense. If Sublessor or Landlord does not require such alterations, additions or improvements to be removed from the Subleased Premises, they shall become the property of Sublessor or Landlord at no cost (except that any trade fixtures and equipment may be removed by Sublessee provided that Sublessee repair any damage to the Subleased Premises caused by such removal).

          7.2  Sublessor's Improvements.  Sublessor shall deliver the Subleased
               ------------------------
Premises broom-clean and free of debris but otherwise "as-is," in its current condition. Sublessor shall, at its sole cost and expense, (a) install a demising wall to separate the Subleased Premises from the remainder of the Building, (b) install a demising wall in the existing lobby in order to provide the Subleased Premises with its own lobby area, (c) install a card reader or other access system on the Building's common break room to provide joint use, and (d) restore the existing clean room to open office configuration (collectively, "Sublessor's Improvements"). Sublessor's Improvements shall be completed on or before July 1, 1999; provided, however, that the lobby area improvements shall be functional but may not be finished by that date. All such improvements shall be substantially completed in a good and workmanlike condition and in compliance with applicable building codes and governmental regulations. Upon substantial completion of Sublessor's Improvements, Sublessor and Sublessee shall conduct a walk-through inspection of the Subleased Premises and shall develop a punch list of all items that are not complete or which require correction. Punch list items shall not delay the commencement of the term of this Sublease. Sublessor shall complete the punch list items within thirty (30) days after Sublessor receives the punch list, or if any punch list items are such that they cannot reasonably be completed within the thirty (30)-day period, Sublessor shall have commenced to complete such items and shall proceed with reasonable diligence thereafter to complete such punch list items.

     8.   ASSIGNMENT AND SUBLETTING.  Sublessee shall not assign this Sublease
          -------------------------
or sublease all or any portion of the Subleased Premises. Any attempted or purported assignment or sublease shall be void and confer no rights upon any third person and, at Sublessor's election, shall terminate this Sublease.

     9.   DAMAGE AND DESTRUCTION.
          ----------------------

          9.1 If an event occurs which would give the Sublessor as Tenant under the Master Lease the right to terminate the Master Lease and Sublessor terminates the Master Lease, this Sublease shall terminate as of the date of termination of the Master Lease without cost or liability to Sublessor. If an event occurs which affects solely the Subleased Premises and which would give Sublessor as Tenant under the Master Lease the right to terminate the Master Lease, then the provisions of section 11.1 of the Master Lease shall be applicable; provided, however, that the reference to section 9.1(a) in the Master Lease shall be deemed to refer to paragraph 22.1 of this Sublease and the reference to Landlord in section 11.1 shall refer solely to Landlord under the

Master Lease. If the Subleased Premises are damaged but neither party under the Master Lease would have the right to terminate the Master Lease, the provisions of section 11.1 of the Master Lease shall apply; provided, however, that the reference in section 11.1 of the Master Lease to sections 9.1(a) and 9.1(c) shall be deemed to refer to paragraphs 22.1(a) and 22.1(c) of this Sublease, and provided further, that all references in section 11.1 (including the provisions of section 11.4 that would be applicable) to Landlord shall refer only to Landlord under the Master Lease (and not Sublessor), and any reference to Premises therein shall be deemed to refer to the Subleased Premises. Sublessee acknowledges, however, that Sublessor shall have no obligation to repair or restore the Subleased Premises following any damage or destruction nor to provide funds to Landlord to do so pursuant to any provision of section 11 of the Master Lease. If an event occurs which would give the Landlord under the Master Lease the right of termination pursuant to section 11 of the Master Lease, and if such right is exercised, this Sublease shall terminate as of the date of termination of the Master Lease without cost or liability to Sublessor.

          9.2 Sublessee hereby expressly waives any rights to terminate this Sublease upon damage or destruction to the Subleased Premises, except as provided in paragraph 9.1 above, including without limitation any rights pursuant to the provisions of Section 1932, subsection 2, and Section 1933, subsection 4, of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted.

          9.3 In no event shall Sublessor have any liability for nor shall it be required to repair or restore any injury or damage to Sublessee's personal property or any other property installed or constructed in or upon the Subleased Premises by Sublessee or at the expense of Sublessee, including alterations to the Subleased Premises made by Sublessee.

     10.  SIGNAGE.  Subject to the prior written approval of Landlord and
          -------
compliance with applicable governmental regulations, Sublessee shall have the right to install signage on the existing monument signs at the Subleased Premises, which monument signs shall be shared equally with Sublessor or any other tenant of the Project. All costs associated with such signage shall be paid by Sublessee. Sublessee agrees not to install any signage unless and until Landlord's and any applicable governmental agency's consent to such signage has been obtained.

     11.  BROKERS.  Sublessor has retained Craig Leiker of Wayne Mascia
          -------
Associates and Sublessee has retained Michael L. Filice of CPS, the Commercial Property Services Company, and Matt Arya of Wayne Mascia Associates. Sublessor shall be responsible for payment of the commission to said brokers in accordance with the terms of its written agreement with Wayne Mascia Associates. Sublessee and Sublessor each warrants and represents to the other that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Sublease and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessee and Sublessor shall indemnify, defend and hold the other harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising from any claims made by any other broker or individual for commissions or fees who claims to have represented the indemnifying party in connection with this Sublease.

     12.  LANDLORD'S CONSENT.  Sublessee acknowledges that this Sublease is
          ------------------
subject to the consent of the Landlord under the Master Lease. Accordingly, this Sublease shall not be effective unless and until Landlord has consented to this Sublease in writing. Sublessor shall use diligent efforts to obtain such consent as soon as reasonably possible following execution of this Sublease by Sublessor and Sublessee. Sublessor shall have no liability whatsoever to Sublessee, however, if Sublessor is unable to obtain such consent from Landlord on terms and conditions reasonably acceptable to Sublessor.

     13.  ADDRESSES FOR NOTICES.  Any notice shall be served by certified mail,
          ---------------------
return receipt requested, overnight courier or hand delivery. Notices shall be deemed effective when received if served by hand delivery, one day after being sent if delivered by overnight carrier or three (3) days after deposit in the U.
S. Mail if sent by certified mail. Sublessor's address for notices, and the address to which sublessee shall make all payments of Rent due hereunder, shall be 3135 Kifer Road, M/S 2962, Santa Clara, CA 95051, Attention: Corporate Real Estate Manager. Rent installment payments shall be sent to the address stated,
Attn: Deborah Norris.  A copy of any notice to Sublessor shall be sent to:
Applied Materials, Inc., Legal Department, 2881 Scott Boulevard, M/S 2062, Santa Clara, CA 95051. Sublessee's address for notices shall be the address of the Subleased Premises. Either party may change the address for notices (or for rent payments) by giving written notice as set forth in this section.

     14.  PERMITTED HAZARDOUS MATERIALS.  To the extent permitted by the Master
          -----------------------------
Lease, Sublessee shall be permitted to use on the Subleased Premises ordinary office products such as cleaning substances and toner for photocopying machines in normal and customary amounts, and the use of such products shall not be deemed a breach of this Sublease. Notwithstanding anything contained in paragraph 6.5(c) of the Master Lease to the contrary, no other hazardous substances (as defined in section 6.5(b) of the Master Lease) are to be used in or brought onto the Subleased Premises without the prior written consent of Sublessor, which consent may be withheld in Sublessor's sole and absolute discretion.

     15.  SUBLESSOR'S ENVIRONMENTAL INDEMNITY.
          -----------------------------------

          15.1 Sublessor agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Sublessee) and hold Sublessee harmless from and against any and all claims, judgments, damages, foreseeable and unforeseeable consequential damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising in connection with or directly related to, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Subleased Premises as a result of the intentional or negligent acts or omissions of Sublessor or Sublessor's agents which are in violation of Environmental Laws. In addition, Sublessor agrees that, as between Sublessor and Sublessee, Sublessor shall be responsible for Landlord's obligations set forth in the first and last sentences of Paragraph 6.5(f) of the Master Lease.

          15.2 Sublessee agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from and against any and all claims, judgments, damages, foreseeable and unforeseeable consequential damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising in connection with or directly related to, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Subleased Premises as a result of the intentional or negligent acts or omissions of Sublessee or Sublessee's agents which are in violation of Environmental Laws.

     16.  SUBLESSOR'S OBLIGATIONS.
          -----------------------

          16.1 With respect to work, services, repairs, restoration or the performance of any other obligation of Landlord under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Landlord as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain the Landlord's performance. Sublessor shall perform all obligations of Tenant under the Master Lease as they relate to building operating systems and common areas of the Project (including operation and maintenance of the common break room), and shall submit monthly invoices to Sublessee for Sublessee's pro rata share of such costs as provided in paragraph 4.2, above. Sublessor shall maintain and repair the HVAC system serving the Subleased Premises at Sublessee's cost, which costs shall be paid to Sublessor together with those sums set forth in paragraph 4.2.

          16.2 If Sublessor fails to perform its obligations under 16.1 with respect to building operating systems or the HVAC system serving the Subleased Premises, then Sublessee may give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within ten (10) days thereafter (except that if such default cannot be cured within such ten (10) day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such ten (10) day period and proceeds diligently thereafter to effect such cure as quickly as practicable), then Sublessee shall be entitled to cure such default and Sublessee's reasonable expenses in so doing shall be due upon demand. Sublessee shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any governmental regulations.

     17.  SUBLESSEE'S OBLIGATTONS.  Sublessee shall be responsible for each of
          -----------------------
Sublessor's obligations as Tenant under the Master Lease as they relate exclusively to the Subleased Premises, excluding, however, maintenance of the HVAC equipment serving the Subleased Premises, which shall be performed by Sublessor as provided in paragraph 16, above. If Sublessee fails to perform any such obligation, Sublessor shall, in addition to any other remedies available to it, be entitled to perform such obligation and to collect from Sublessee the cost therefor.

     18.  SUBLESSOR'S REPRESENTATION.  Sublessor represents and warrants, to the
          --------------------------
best of Sublessor's knowledge, that the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Landlord or Sublessor, has any event occurred, or any circumstances exist, which, with the giving of notice or passage of time or both, could constitute such a default or event of default.

     19.  DEFAULT; BREACH AND REMEDIES.  The provisions set forth in section 19
          ----------------------------
of the Master Lease are incorporated into this Sublease as if set forth fully herein. In the event Sublessee breaches any obligation of this Sublease (including the terms of the Master Lease incorporated herein), Sublessor shall have the rights and remedies available to Landlord under the Master Lease.

     20.  SUBLESSOR'S ENTRY.  Notwithstanding anything to the contrary contained
          -----------------
in the Master Lease or this Sublease, in entering upon the Subleased Premises, Sublessor shall minimize interference with Sublessee's use of the Subleased Premises to the extent possible and shall comply with Sublessee's reasonable safety and security regulations.

     21.  CONSENTS.  Except as otherwise provided in the Master Lease or this
          --------
Sublease, whenever the consent of Sublessor or Landlord is required to an act by or for Sublessee, such consent shall not be unreasonably withheld or delayed. Sublessor's and Landlord's actual costs and expenses incurred in the consideration of, or response to, a request by Sublessee for any Sublessor or Landlord consent pursuant to this Sublease shall be paid by Sublessee to Sublessor or Landlord, as applicable, upon receipt of an invoice therefor. Sublessor's consent to any act by Sublessee shall not constitute an acknowledgment that no default or breach of this Sublease exists, nor shall such consent be deemed to be a waiver of any then existing default or breach, except as may otherwise specifically be stated in writing by Sublessor at the time of such consent.

     22.  INSURANCE.
          ---------

          22.1 Sublessee's Insurance Coverage. Commencing on the commencement date of this Sublease and continuing throughout the term hereof, Sublessee shall, at its sole cost and expense, procure and keep in force the following insurance:

                (a) "All risk" property, fire, extended coverage, and special extended insurance (including without limitation vandalism, malicious mischief, and inflation endorsement, an endorsement providing coverage for any increased cost by reason of any ordinance or law, sprinkler leakage endorsement, and boiler and machinery coverage), covering Sublessee's equipment, trade fixtures, inventory, and personal property located at the Subleased Premises and alterations to the Subleased Premises. Such insurance shall be in the amount of the full replacement value of the aggregate of the foregoing, as the same may from time to time increase as a result of inflation or otherwise;

                (b)  Full coverage plate glass insurance;

                (c) Comprehensive general liability insurance protecting against any and all claims for personal injury, death, property damage, or other liabilities related to the condition, use or occupancy of the Subleased Premises, with a combined single limit of not less than Five Million Dollars ($5,000,000), and including a standard ISO extended liability endorsement;

                (d) Worker's compensation, statutory limits and employer liability, $1,000,000; and

                (e)  Such other insurance as may be required by law.

          22.2  Form of Liability Insurance.  Sublessee's liability insurance
                ---------------------------
shall be primary and not contributing to any insurance available to Sublessor and Landlord and, except to the extent arising from Sublessor's and Landlord's negligence or intentional misconduct, Sublessor's and Landlord's insurance, respectively, (if any) shall be in excess thereto. The liability insurance policy maintained by Sublessee shall specifically insure Sublessee's performance of the indemnity obligations of Sublessee set forth in this Sublease, although Sublessee's indemnity obligations shall not be limited to the amount of any insurance required of or carried by Sublessee under this paragraph.

          22.3  Form of Policies in General.  All insurance policies required
                ---------------------------
under paragraph 22.1 shall include Sublessor and Landlord as additional insureds and shall provide that such party may, although additional insureds, recover for any loss suffered by reason of Sublessee's negligence. All policies provided for in paragraph 22.1 shall be with companies that have an A.M. Best rating of not less than A Class VII. Certificates of insurance evidencing the policies provided for herein shall be delivered to Sublessor prior to the commencement date of this Sublease. Within fifteen (15) days after request from Sublessor, Sublessee shall deliver to Sublessor information reasonably requested with regard to the insurance policies required hereunder. All policies provided for in paragraph 22.1 shall certify that the policy may not be canceled or altered without thirty (30) days' prior written notice to Sublessor and shall contain the insurer's written obligation to notify Sublessor in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or material modification of any policy.

     23.  PARKING.  Sublessee shall have the night to use Sublessee's pro rata
          -------
share of the parking spaces in the Project's parking facilities on a nonexclusive basis, in common with the other tenants and occupants of the Project. Sublessee agrees not to overburden the Project's parking facilities. Sublessor, at its discretion, shall have the right to impose reasonable restrictions in order to ensure that no party places an excessive burden on the parking facilities, which restrictions may include, without limitation, the designation of parking areas for the exclusive use of Sublessee and other tenants and occupants of the Project.

     24.  ASSIGNMENT AND SUBLETTING.  Sublessee's rights with respect to
          -------------------------
assignments of this Sublease and sub-subleases of the Subleased Premises shall be subject to section 17 of the Master Lease (excluding section 17.9). Sublessee shall have the right to assign this Sublease or sub-sublease the Subleased Premises to an affiliate of Sublessee without Sublessor's consent, provided, however, that Landlord's consent shall be obtained as described in section 17 of the Master Lease.

     25.  MERGER.  This Sublease (including the applicable provisions of the
          ------
Master Lease) contains all agreements between Sublessor and Sublessee with respect to Sublessee's hiring of the Subleased Premises, and no other prior or contemporaneous agreement or understanding shall be effective.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the Effective Date.

SUBLESSOR                                       SUBLESSEE
---------                                       ---------

Applied Materials, Inc., a                      enCommerce, Inc., a
Delaware corporation                            California corporation


By: /s/ [signature illegible]                   By: /s/  Thomas L. Cronan, III
   ----------------------------                    -----------------------------
Its:  Vice President, Operations                Its: /s/ Vice President
                                                    ----------------------------
                                                By: /s/  Theresa J. Win
                                                   -----------------------------
                                                Its: Secretary
                                                    ----------------------------